UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	September 22, 2005 (September 16, 2005)

THE FASHION HOUSE HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Colorado	033-07075-LA	33-107978

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6310 San Vicente Blvd., #330, Los Angeles, California	90048-5499

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (323) 939-3031

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
(b)	On September 16, 2005, Stephen T. Watson submitted his resignation as a director of The Fashion House Holdings, Inc., a Colorado corporation (the “Company”), effective immediately. Mr. Watson’s resignation was voluntary and did not result from any disagreement with the Company or the Board of Directors.

On August 22, 2005, we filed a current report on Form 8-K, as amended, in which the appointment of Steven W. Trager as director was incorrectly reported. Instead of Steven W. Trager, the director that was appointed on August 19, 2005 was Stephen T Watson.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Fashion House Holdings, Inc.
(Registrant)

Date	September 22, 2005

		By:	/s/ Ronald E. Wittman

		Name	Ronald E. Wittman

		Title:	Chief Financial Officer